EXHIBIT 10.6

                       CENTURY TELEPHONE ENTERPRISES, INC.
                        CHAIRMAN/CHIEF EXECUTIVE OFFICER
                          SHORT-TERM INCENTIVE PROGRAM


1. PURPOSE. The purpose of the Century Enterprises, Inc. Chairman/Chief Executive Officer Short-Term Incentive Program (the "Program") is to advance the interests of Century Telephone Enterprises, Inc. (the "Company") by providing an annual incentive bonus to be paid to the Chairman and the Chief Executive Officer of the Company based on the achievement of pre-established quantitative Company performance goals.

2. SHAREHOLDER APPROVAL. The payment of any bonus hereunder is subject to the approval of the Program including the material terms of performance goals used in the Program by the shareholders of the Company at the 1997 Annual Meeting.

3. ADMINISTRATION. The Incentive Awards Subcommittee of the Compensation Committee of the Board of Directors of the Company (the "Committee") shall have authority to administer the Program in all respects and, in particular, shall have authority to:

     (a) Establish performance goals and objectives for a particular year;

     (b) Establish regulations for the administration of the Program and make all determinations deemed necessary for the administration of the Program; and

     (c)  Certify as to whether performance goals have been met.

4. INCENTIVE BONUS. Each of the Chairman and the CEO shall be eligible to be paid an annual bonus in an amount not to exceed $800,000. The exact amount of the bonus for each year shall be calculated according to the formula established by the Committee before March 31 of that year and shall be based upon the achievement of annual performance goals. The Committee has the discretion to decrease, but not increase, the amount of the bonus from the amount that is payable under the terms of the pre-established formula for the applicable year. The performance goals each year shall be based upon one or more of the following performance goals: return on equity, revenue growth, earnings per share, an economic value added measure, shareholder return, earnings, return on assets or cash flow. Performance goals may be measured on an absolute basis or relative to a group of peer companies selected by the Committee, relative to internal goals or relative to levels attained in prior years. The Committee may change the performance goals each year to any of those listed in the foregoing sentence and may also change the targets applicable to the performance goals from year to year.

5. PAYMENT OF INCENTIVE BONUS. As soon as practicable after the Company's financial statements are available for the year for which the incentive bonus will be paid, the Committee shall apply the formula for that year and determine the amount of the incentive

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     bonus. The Committee shall certify in writing prior to the payment of any incentive bonus under the Program that the performance goals applicable to the bonus payment were met. Approved minutes of a Committee meeting will satisfy this requirement. The incentive bonus may be paid all or a portion in restricted stock of the Company in the discretion of the Committee. Shares of restricted stock issued in payment hereunder may be paid under the Company's 1983 Restricted Stock Plan or 1995 Incentive Compensation Plan.

6. KEY EMPLOYEE INCENTIVE COMPENSATION PLAN. The Program shall work in conjunction with the Company's Amended and Restated Key Employee Incentive Compensation Plan (the "Key Employee Plan"), which is the bonus plan for other Company officers. The rights and obligations of the Company, CEO and Chairman hereunder as to forfeiture of benefits by the Chairman and the CEO under certain conditions and as to the effect of termination of employment of the Chairman or the CEO or a change of control of the Company shall be as provided in the Key Employee Plan. Notwithstanding the foregoing, the Incentive Awards Subcommittee, and not the full Board or Compensation Committee, has sole and exclusive authority to take all action with respect to the Program, except that the incentive bonus shall be ratified by the Board.

7. ASSIGNMENTS AND TRANSFERS. The Chairman or the CEO may not assign, encumber or transfer his rights and interests under the Program.

8. AMENDMENT AND TERMINATION. The Committee may amend, suspend or terminate the Program at any time. Any amendment or termination of the Program shall not, however, affect the right of the Chairman or CEO to receive an incentive bonus earned for the year during which the Program was amended or terminated or any earned but unpaid incentive bonus.

9. WITHHOLDING OF TAXES. The Company shall deduct from the amount of any incentive bonus paid hereunder any federal or state taxes required to be withheld.

10. TERM OF PROGRAM. The Program shall consist of five individual calendar year Programs, commencing effective January 1, 1997 and each consecutive January 1 thereafter during the continuation of the Program. The Program shall continue through 2001 unless terminated earlier by the Committee.

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